UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2024

 (Exact name of the registrant as specified in its charter)

Delaware		001-36636	05-0412693
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification Number)

One Citizens Plaza
Providence,	RI		02903
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (203) 900-6715

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	CFG	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 6.350% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D	CFG PrD	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 5.000% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series E	CFG PrE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 (d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2024, Citizens Financial Group, Inc. (the “Company”) issued a press release announcing that on February 15, 2024 its board of directors (the “Board”) appointed Tracy A. Atkinson to the Company’s Board effective March 1, 2024.

Ms. Atkinson most recently served as Executive Vice President and Chief Administrative Officer for State Street Corporation until her retirement in 2020. Ms. Atkinson’s appointment will temporarily expand the Board to 14 directors. She will serve on the Audit Committee of the Board. Ms. Atkinson is considered an independent director and satisfies the requirements for service on the Audit Committee of the Board under the New York Stock Exchange’s corporate governance listing standards. Ms. Atkinson will receive compensation for her services pursuant to the Company’s Non-Employee Directors Compensation Policy. There are no arrangements or understandings between Ms. Atkinson and any other person pursuant to which Ms. Atkinson was appointed to the Board. There are no transactions involving the Company and Ms. Atkinson that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

The Company also announced that Edward J. Kelly III, who has served on the Board since 2019, will be appointed as the Company’s lead independent director, subject to his reelection, succeeding Shivan Subramaniam, who will retire from the Board after his current term expires at the annual meeting of shareholders in April 2024, as he has reached the mandatory retirement age under the Company’s corporate governance guidelines. Mr. Subramaniam, who has served on the Board since 2005, is the chair of the Nominating and Corporate Governance Committee and serves on the Compensation and Human Resources Committee. Mr. Kelly currently serves as the chair of the Compensation and Human Resources Committee and serves on the Nominating and Corporate Governance Committee.

A copy of the Company’s press release announcing Ms. Atkinson’s appointment as director, Mr. Kelly’s appointment as lead independent director, and Mr. Subramaniam’s retirement is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01   Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

Exhibit 99.1	Press Release of Citizens Financial Group, Inc., dated February 16, 2024

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Robin S. Elkowitz
Robin S. Elkowitz
Executive Vice President, Deputy General Counsel and Secretary
Date:  February 16, 2024